UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2013

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 10, 2013, Infinera Corporation (the “Company”) announced the appointment of Robert J. Jandro to the position of Senior Vice President, Worldwide Sales, effective as of May 28, 2013. The responsibilities of Senior Vice President, Worldwide Sales, were previously held by Thomas J. Fallon, the Company’s Chief Executive Officer, who assumed the responsibilities in January, 2013, upon the retirement of Ronald D. Martin.

Prior to joining the Company, Mr. Jandro, age 57, served as an independent advisor to several startup companies from May 2012 to May 2013. From November 2010 to April 2012, Mr. Jandro served as the Vice President of Sales and Business Development at Openwater Software, a search and analytics applications company. From November 2009 to October 2010, Mr. Jandro served as the Senior Vice President, General Manager, North America, of Siemens Enterprise Communications, a communications solutions company. From January 2008 to October 2009, Mr. Jandro served as the Vice President of Sales and Business Development at Openwater Software. In addition, from March 2000 to July 2002, Mr. Jandro served as Executive Vice President, Worldwide Sales, of ONI Systems Corp., an optical networking company. Mr. Jandro holds a B.S. in Business from the University of Missouri, St. Louis, and a Masters in Management from Northwestern University, Kellogg Graduate School of Management.

There are no arrangements or understandings between Mr. Jandro and any other persons pursuant to which Mr. Jandro was appointed as Senior Vice President, Worldwide Sales of the Company. There are no transactions in which Mr. Jandro has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Subject to the approval of the Compensation Committee of the Board of Directors of the Company (the “Committee”), Mr. Jandro will receive a base salary of $350,000 and will be eligible for a cash incentive bonus payment of 100% of his base salary for 100% achievement under the Company’s 2013 Bonus Plan, which is more fully described in the Company’s Form 8-K filed with the Securities Exchange Commission (the “SEC”) on February 5, 2013. In addition, subject to the approval of the Committee, Mr. Jandro will be granted 120,000 restricted stock units pursuant to the Company’s 2007 Equity Incentive Plan. The restricted stock units shall vest as to one-fourth of the underlying shares annually on each of August 5, 2014, 2015, 2016 and 2017, subject to Mr. Jandro’s continued service to the Company.

Mr. Jandro will also enter into a Section 16 Officer change of control agreement and an indemnification agreement with the Company, both in the forms previously filed with the SEC.

Item 8.01. Other Events

The Company’s investors and others should note that the Company currently announces material information regarding the Company to our investors using SEC filings, press releases, public conference calls and webcasts. Given the recent SEC guidance regarding the use of social media channels to announce material information to investors, the Company is notifying investors and others that, in the future, the Company may choose to communicate material information via social media channels and, it is possible, that the information the Company posts on social media channels could be deemed to be material information. Therefore, in light of the SEC’s guidance, the Company encourages investors and others to review the information we post on the social media channels listed below.

Infinera’s Company Blog (http://infinera.wordpress.com)

Infinera’s Facebook Page (https://www.facebook.com/Infinera)

Infinera’s Twitter Feed (https://twitter.com/InfineraCorp)

Infinera’s LinkedIn Page (http://www.linkedin.com/company/infinera)

Infinera’s YouTube Channel (https://www.youtube.com/user/infineracorp)

Any updates to the list of social media channels the Company may use to communicate material information will be posted on the Company’s Investor Relations page on its website at http://www.infinera.com/company/investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 10, 2013	By:	/s/ ITA M. BRENNAN
Ita M. Brennan Chief Financial Officer